Amendment and Joinder TO

THE MASTER GLOBAL CUSTODIAL SERVICES AGREEMENT

This Amendment and Joinder is made on August 30, 2022 (“Amendment”) by and between, severally and not jointly, (i) Victory Portfolios, Victory Portfolios II, and Victory Variable Insurance Funds, each a Delaware Statutory Trust (each, a “Trust”) on behalf of each Fund listed underneath the name of that Trust, severally and not jointly (each a “Fund” and collectively, with each Trust, acting on behalf of such Funds, the “Client”), and (ii) Citibank, N.A., acting as global custodian through its offices located in New York (“Custodian”).

RECITALS

WHEREAS, reference is hereby made to that certain Master Global Custodial Services Agreement, dated as of August 19, 2015 (as amended, restated, supplemented, or otherwise modified from time to time) (the “Custody Agreement”) by and between (i) the Custodian and (ii) Victory Portfolios, Victory Portfolios II, and Victory Variable Insurance Funds the Funds in the then-listed Funds Appendix, (collectively, “Original Client”), together with any other entity who may become a party thereto from time to time pursuant to a separate joinder or amendment;

WHEREAS, Victory Portfolios and Victory Portfolios II wish to obtain custodial services for each respective New Fund from the Custodian under precisely the same terms and conditions as agreed to between the Original Client and the Custodian under the Custody Agreement; and

WHEREAS, (i) the Custodian and (ii) Victory Portfolios and Victory Portfolios II wish to terminate the Custody Agreement as it relates to each certain funds that have ceased operations and liquidated (“Liquidated Funds”) and to remove those Liquidated Funds from the Fund Appendix; and

WHEREAS, the parties wish to replace the existing Funds Appendix to reflect the addition of the New Funds and the removal of the Liquidated Funds.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1	ADDITION OF VICTORY PORTFOLIO II ETFs
1.1

The Custodian agrees to provide global custodial services to Victory Portfolios II, on behalf of each respective New Fund, and agrees, as of the dates hereof, to be bound by the terms, conditions, and provisions of the Custody Agreement as if signed directly and separately between (i) the Custodian and (ii) Victory Portfolios II, on behalf of each New Fund.

1.2	The following funds are added to the Funds Appendix from under “Victory Portfolios II” (each also a ‘New Fund’):

VictoryShares WestEnd U.S. Sector ETF

1.3

Victory Portfolios II, on behalf of each respective Fund, (i) confirms that it has received a copy of the Custody Agreement, Amendment and Joinder dated August 19, 2015, Amendment and Joinder dated July 18, 2016, Amendment and Joinder dated August 24, 2016, Amendment and Joinder dated February 27, 2017,Amendment and Joinder dated February 2, 2021, and Amendment and Joinder dated May 18, 2021, (ii) agrees and confirms that, by its execution of this Amendment, each shall (a) be automatically deemed to be a party to the Custody Agreement, separate and independent from the Original Client or any other entity who becomes a party pursuant to any other joinder or amendment and (b) have all of the rights and obligations of a Client thereunder as if it had executed the Custody Agreement as the Original Client, and (iii) ratifies as of the date hereof, and agrees to be bound by, all of the terms, provisions, and conditions contained in the Custody Agreement applicable to it to the same effect as if it was an original party thereto.

1.4

For the sake of clarity, Victory Portfolios II, on behalf of each respective Fund, and the Custodian each hereby makes the representations and warranties required by such party contained in Section 9 of the Custody Agreement as of the date of this Amendment and as if such representations and warranties were applicable to it.

2	TERMINATION OF CUSTODY AGREEMENT FOR CERTAIN VICTORY PORTFOLIOS, VICTORY PORTFOLIOS II, AND VICTORY VARIABLE INSURANCE FUNDS

2.1

Victory Portfolios, Victory Portfolios II, and Victory Variable Insurance Funds, on behalf of certain Liquidated Funds, and the Custodian hereby agree that the Custody Agreement is terminated as it relates to each Liquidated Fund.

2.2

The following funds (a “Liquidated Fund”), previously listed under “Victory Portfolios”, “Victory Portfolios II”, and “Victory Variable Insurance Funds” on the fund Appendix are hereby removed from the Fund Appendix.

Victory Strategic Income Fund VictoryShares Top Veteran Employer ETF VictoryShares Protect America ETF Victory INCORE Quality Bond VIP Series Victory INCORE Low Duration Bond VIP Series

2.3	For the sake of clarity, nothing in this Clause 1 shall affect the Custody Agreement between the Custodian

And (i) Victory Portfolios Funds and Victory Portfolios II Funds, on behalf of any other Fund listed under “Victory Portfolios” and “Victory Portfolios II” on the Fund Appendix or (ii) any other entity or portfolio identified as a “Client” in the Custody Agreement (or under any related Custodial Services Election Agreement or Joinder Agreement) and the Custody Agreement shall continue in full force and effect as between the Custodian and Victory Portfolios and Victory Portfolios II, on behalf of each Fund not identified as a Liquidated Fund.

2.4

The Custodian and Victory Portfolios and Victory Portfolios II, on behalf of each Liquidated Fund, agree to (i) waive the sixty (60) day notice of termination required under Clause 19 of the Custody Agreement and (ii) terminate the Custody Agreement with respect to the Liquidated Fund as of the date of this Amendment.

3	NAME CHANGE OF VICTORY PORTFOLIOS II FUNDS

3.1

The Custodian agrees to provide global custodial services to Victory Portfolios II, on behalf of each respective Fund, under and agrees, as of the dates hereof, to be bound by the terms, conditions, and provisions of the Custody Agreement as if signed directly and separately between (i) the Custodian and (ii) Victory Portfolios, on behalf of each new Fund.

3.2	The following funds are changed in the Fund Appendix:

Victory Portfolios II:

•VictoryShares Emerging Markets Value Momentum ETF f/k/a VictoryShares USAA MSCI Emerging Markets Value Momentum ETF

•

VictoryShares International Value Momentum ETF f/k/a VictoryShares USAA MSCI International Value Momentum ETF

•VictoryShares US Small Mid Cap Value Momentum ETF f/k/a VictoryShares USAA MSCI Small Cap Value Momentum ETF

•VictoryShares US Value Momentum ETF f/k/a VictoryShares USAA MSCI Value Momentum ETF

3.3

For the sake of clarity, Victory Portfolios II, on behalf of each respective Fund, and the Custodian each hereby makes the representations and warranties required by such party contained in Section 9 of the Custody Agreement as of the date of this Amendment and as if such representations and warranties were applicable to it.

3.4

Victory Portfolios II, on behalf of each respective Fund, (i) confirms that it has received a copy of the Custody Agreement, Amendment and Joinder dated August 19, 2015, Amendment and Joinder dated July 18, 2016, Amendment and Joinder dated August 24, 2016, Amendment and Joinder dated February 27, 2017, and Amendment and Joinder dated February 2, 2021, and Amendment and Joinder dated May 18, 2021, (ii) agrees and confirms that, by its execution of this Amendment, each shall (a) be automatically deemed to be a party to the Custody Agreement, separate and independent from the Original Client or any other entity who becomes a party pursuant to any other joinder or amendment and (b) have all of the rights and obligations of a Client thereunder as if it had executed the Custody Agreement as the Original Client, and (iii) ratifies as of the date hereof, and agrees to be bound by, all of the terms, provisions, and conditions contained in the Custody Agreement applicable to it to the same effect as if it was an original party thereto.

4	NEW FUNDS APPENDIX. The Funds Appendix is deleted and replaced in its entirety with the Funds Appendix attached hereto as Exhibit 1.
5	Miscellaneous.
5.1

This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the jurisdiction of the State of New York.

5.2

This Amendment supplements and amends the Custody Agreement.  The provisions set forth in this Amendment supersede all prior negotiations, understandings, and agreements bearing upon the subject matter covered herein.

5.3	Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

5.4	This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

5.5

In the event the Custody Agreement is terminated between the Custodian and a Client under the Custody Agreement, the Custody Agreement as in effect between the Custodian and the remaining Clients shall continue in full force and effect unless and until either party hereto terminates such agreement in accordance with the terms therein.

5.6

The terms “Victory Portfolios”, “Victory Portfolios II” and “Victory Variable Insurance Funds” refer to the trusts created under the Trust Instruments and Amended and Restated Agreement and Declaration of Trust, as amended, as applicable, to which reference is hereby made and copies of which are on file at the office of the Secretary of State of the State of Delaware, such reference being inclusive of any and all amendments thereto so filed or hereafter filed.  The obligations of Victory Portfolios, Victory Portfolios II, and Victory Variable Insurance Funds entered into in the name or on behalf thereof by any of their Trustees, representatives, or agents are not made individually, but in such capacities and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust.  All persons dealing with a Trust or a Fund must look solely to the assets of that Trust or that Fund severally, and not jointly, for the enforcement of any claims against a Trust or Fund.  The Custody Agreement is made by Victory Portfolios, Victory Portfolios II, and Victory Variable Insurance Funds each on behalf of their Funds listed on the Funds Appendix, severally and not jointly, and the assets of any one Fund or Trust shall not be used to offset the liabilities of any other Fund or Trust.

5.7

The Custodian shall at all times provide its services in a manner materially consistent with each Fund’s current registration statement, on condition that the Custodian receives such registration statement and any amendments prior to filing with the Securities and Exchange Commission, and the applicable services have been mutually agreed to by the Custodian and the Client on behalf of each Fund, as applicable.

***

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

CITIBANK, N.A.VICTORY PORTFOLIOS ACTING FOR AND ON

BEHALF OF EACH FUND, SEVERALLY AND NOT

JOINTLY

By:   /s/ Patrick CurtinBy:   /s/ Christopher Dyer

Name:Patrick E. CurtinName:Christopher Dyer

Title:Managing DirectorTitle:President

VICTORY PORTFOLIOS II ACTING FOR AND ONVICTORY VARIABLE INSURANCE FUNDS ACTING FOR

BEHALF OF EACH FUND, SEVERALLY AND NOTAND ON BEHALF OF EACH FUND, SEVERALLY AND NOT

JOINTLYJOINTLY

By:   /s/ Christopher DyerBy:   /s/ Christopher Dyer

Name:    Christopher DyerName:Christopher Dyer

Title:     PresidentTitle:  President

A. Victory Portfolios

6.Victory Sycamore Established Value Fund

7.Victory Diversified Stock Fund

8.Victory Strategic Allocation Fund

9.Victory NewBridge Large Cap Growth Fund

10.Victory Sycamore Small Company Opportunity Fund

11.Victory Special Value Fund

12.Victory INCORE Fund for Income

13.Victory INCORE Investment Grade Convertible Fund

14.Victory Integrity Discovery Fund

15.Victory Integrity Mid-Cap Value Fund

16.Victory Integrity Small/Mid-Cap Value Fund

17.Victory Integrity Small-Cap Value Fund

18.Victory Munder Multi-Cap Fund

19.Victory S&P 500 Index Fund

20.Victory Munder Mid-Cap Core Growth Fund

21.Victory INCORE Total Return Bond Fund

22.Victory Munder Small Cap Growth Fund

23.Victory Trivalent International Fund—Core Equity

24.Victory Trivalent International Small-Cap Fund

25.Victory Floating Rate Fund

26.Victory Global Energy Transition Fund

27.Victory High Income Municipal Bond Fund

28.Victory High Yield Fund

29.Victory INCORE Investment Quality Bond Fund*

30.Victory INCORE Low Duration Bond Fund

31.Victory RS Global Fund

32.Victory RS Growth Fund

33.Victory RS International Fund

34.Victory RS Investors Fund

35.Victory RS Large Cap Alpha Fund

36.Victory RS Mid Cap Growth Fund

37.Victory RS Partners Fund

38.Victory RS Science and Technology Fund

39.Victory RS Select Growth Fund

40.Victory RS Small Cap Equity Fund

41.Victory RS Small Cap Growth Fund

42.Victory RS Value Fund

43.Victory Sophus Emerging Markets Fund

44.Victory Tax-Exempt Fund

45.Victory THB US Small Opportunities Fund

A. Victory Portfolios II	B.Victory Variable Insurance Funds

46.Victory US 500 Enhanced Volatility Wtd Index Fund

47.Victory Market Neutral Income Fund

48.VictoryShares US 500 Volatility Wtd ETF

49.VictoryShares US 500 Enhanced Volatility Wtd ETF

50.VictoryShares US EQ Income Enhanced Volatility Wtd ETF

51.VictoryShares US Discovery Enhanced Volatility Wtd ETF

52.VictoryShares Developed Enhanced Volatility Wtd ETF

53.VictoryShares US Small Cap Volatility Wtd ETF

54.VictoryShares International Volatility Wtd ETF

55.VictoryShares US Large Cap High Div Volatility Wtd ETF

56.VictoryShares US Small Cap High Div Volatility Wtd ETF

57.VictoryShares International High Div Volatility Wtd ETF

58.VictoryShares Emerging Market High Div Volatility Wtd ETF

59.VictoryShares US Multi-Factor Minimum Volatility ETF

60.VictoryShares Dividend Accelerator ETF

61.VictoryShares US Value Momentum ETF**

62.VictoryShares US Small Mid Cap Value Momentum ETF**

63.VictoryShares International Value Momentum ETF**

64.VictoryShares Emerging Markets Value

Momentum ETF**

65.VictoryShares USAA Core Short-Term Bond ETF

66.VictoryShares USAA Core Intermediate-Term Bond ETF

67.VictoryShares Nasdaq Next 50 ETF

68.VictoryShares ESG Core Plus Bond ETF

69.VictoryShares ESG Corporate Bond ETF

70.VictoryShares THB Mid Cap ESG ETF

71.VictoryShares WestEnd U.S. Sector ETF***

1.Victory High Yield VIP Series

2.Victory RS International VIP Series

3.Victory RS Large Cap Alpha VIP Series

4.Victory RS Small Cap Growth Equity VIP Series

5.Victory 500 Index VIP Series

6.Victory Sophus Emerging Markets VIP Series

* Pending Liquidation on or about November 3, 2022

** Pending Name Change on or about November 1, 2022

** Pending Launch

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